Exhibit 10.9(a)

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to the Master Repurchase Agreement, dated as of June 21, 2004 (this “Amendment”), among FIRST NLC Financial Services, LLC (the “Seller”) and Goldman Sachs Mortgage Company (the “Buyer”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of June 3, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended, as follows:

SECTION 1. No Material Adverse Effect. Notwithstanding anything to the contrary in the Existing Repurchase Agreement, as amended hereby, the Buyer and the Seller hereby agree that the occurrence of the Reorganization and the resulting distribution of funds pursuant to the Cash Account Agreement and the IPO will not, by themselves, constitute a Material Adverse Effect, Default or Event of Default under the Repurchase Agreement.

SECTION 2. Definitions.

2.1 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the definitions of “Bank”, “Cash Account”, “Cash Account Agreement”, “CSFB”, “Intercreditor Agreement”, “Limited Guarantors” “Limited Guaranty”, “IPO”, “IPO Proceeds”, “Reorganization” and “WAMU” in their proper alphabetical order with the following language:

“Bank” shall mean WAMU, and its successor in interest or assigns.

“Cash Account” shall mean the account established by the Bank pursuant to the Cash Account Agreement.

“Cash Account Agreement” shall mean that certain Cash Account Control Agreement, dated as of June 21, 2004 among the Buyer, CSFB, WAMU, the Limited Guarantors and the Bank, as the same may be amended, supplemented or modified from time to time.

“CSFB” shall mean Credit Suisse First Boston Mortgage Capital LLC and its successor in interest or assigns.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of June 21, 2004, by and between Buyer, WAMU and CSFB, as the same may be amended, supplemented or modified from time to time.

“Limited Guarantors” shall mean Sun Mortgage Partners, LP, a Delaware limited partnership, Neal Henschel, Jeffrey Henschel, Andrew Henschel and Benjamin Henschel and their respective successors and assigns.

“Limited Guaranty” shall mean that certain Limited Guaranty, dated as of June 21, 2004, made by the Limited Guarantors in favor of the Buyer, as the same may be amended, supplemented or modified from time to time.

“IPO” shall mean the successful completion of an initial public offering of the shares of common stock of First NLC Financial Services, Inc.

“IPO Proceeds” shall mean proceeds received by the Seller as a result of the IPO sufficient to ensure compliance with the financial covenants set forth in Section 12(j) of this Repurchase Agreement.

“Reorganization” shall mean the merger of NLC Financial Services, LLC, a Delaware limited liability company with and into First NLC Financial Services, Inc., a Delaware corporation, as contemplated by the S-1, as amended, filed on June 8, 2004 by First NLC Financial Services, Inc.

“WAMU” shall mean Washington Mutual Bank, F.A. and its successor in interest or assigns.

2.2 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Facility Documents” in its entirety and replacing it with the following language:

“Facility Documents” shall mean this Repurchase Agreement, the Custodial Agreement, the Limited Guaranty, the Cash Account Agreement, the Intercreditor Agreement, the Electronic Tracking Agreement, if applicable, a Servicer Notice, if any, and the Control Agreement.

SECTION 3. Covenants.

3.1 Section 12(d) of the Existing Repurchase Agreement is hereby amended by deleting subclauses (i) and (ii) thereof and replacing them with the following:

“(i) Within ninety (90) days after the close of each fiscal year (i) Financial Statements, including a statement of income and changes in shareholders’ equity of the Seller for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said Financial Statements; or (ii) a copy of the annual 10-K filed with the SEC by the Seller or its Affiliates;”

“(ii) Within fifty (50) days after the close of each of the Seller’s first three fiscal quarters in each fiscal year (i) unaudited balance sheets and income statements, for the period from the beginning of such fiscal year to the end of such fiscal quarter, subject, however, to year end adjustments; or (ii) a copy of the quarterly 10-Q filed with the SEC by the Seller or its Affiliates”

3.2 Section 12(j) of the Existing Repurchase Agreement is hereby amended by deleting subclauses (i) and (ii) thereof and replacing them with the following:

“(i) Maintenance of Tangible Net Worth. The Seller shall maintain a Tangible Net Worth on a consolidated basis of not less than (A) at all times (other than on and including the date of the Reorganization until the earlier of (1) July 15, 2004 and the (2) date of the IPO) (a) prior to July 1, 2004, $13,000,000 and (b) on and after July 1, 2004 (x) $13,000,000 plus (y) 20% of Seller’s positive quarterly Net Income for each quarter and (B) on and including the date of the Reorganization until the earlier of July 15, 2004 and the date of the IPO, (1) $2,000,000; and (2) (x) Tangible Net Worth plus (y) the amount, if any, on deposit in the Cash Account subject to the Cash Account Agreement, shall not be less than $13,000,000.

(ii) Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller shall maintain the ratio of Indebtedness to Tangible Net Worth plus the amount, if any, on deposit in the Cash Account subject to the Cash Account Agreement, at a level no greater than, 20:1.”

3.3 Section 12 of the Existing Repurchase Agreement is hereby amended by adding subsection (z) thereto with the following:

“(z) Acknowledgment of Receipt of IPO Proceeds. The Seller shall provide evidence, to the reasonable satisfaction of the Buyer, of the Seller’s receipt of the IPO Proceeds. Upon the Buyer’s receipt of evidence of the Seller’s receipt of the IPO Proceeds in accordance with the immediately preceding sentence, the Buyer will promptly provide the Bank with the Notice of Receipt of IPO Proceeds (as defined in the Cash Account Agreement).”

SECTION 4. Events of Default. Section 13.01 of the Existing Repurchase Agreement is hereby amended by deleting subsection (c) thereof and replacing them with the following:

“(c) Immediate Covenant Default. The failure of the Seller to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in any of Sections 12(a), (h), (j), (n), (p) (q), (r), (s), (t), (u), (w), (x), (y) or (z); or”

SECTION 5. Conditions Precedent. This Amendment shall become effective on June 21, 2004 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer and the Seller;

(b) that certain Limited Guaranty, executed and delivered by duly authorized officers of the Limited Guarantors;

(c) that certain Cash Account Control Agreement, executed and delivered by duly authorized officers of the Buyer, WAMU, CSFB, Limited Guarantors and the Bank;

(d) that certain Intercreditor Agreement, executed and delivered by duly authorized officers of the Buyer, WAMU and CSFB;

(e) favorable written opinions which shall include, without limitation:

(i) an enforceability opinion related to the execution of this Amendment by the Seller;

(ii) an enforceability opinion related to the execution of the Limited Guaranty and the Cash Account Agreement by the Limited Guarantors;

(iii) a corporate opinion related to Sun Mortgage Partners, LP entering into the Limited Guaranty and Cash Account Agreement;

(iv) an opinion as to the creation and perfection of the security interests created in the Cash Account Agreement; and

(f) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	GOLDMAN SACHS MORTGAGE COMPANY, a New York Limited Partnership

	By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

	By:	/S/ JONATHAN SOBEL
	Name:	Jonathan Sobel
	Title:	Director

Seller:	FIRST NLC FINANCIAL SERVICES, LLC

	By:	/S/ JEFFREY M. HENSCHEL
Name:
Title: